UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 18, 2008

COMMUNITY PARTNERS BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51889	20-3700861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 706-9009

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2008, Community Partners Bancorp (the “Company”) announced that Barry B. Davall, the Company’s President and CEO, will retire as of February 1, 2009.  Mr. Davall will remain a director of the Company.
The Company’s board appointed Charles T. Parton, 67, currently the Chairman of the Board of the Company, as Interim President and CEO, effective as of February 1, 2009.  The Company expects that Mr. Parton will serve as Interim President and CEO until January 1, 2010.
Mr. Parton is a Certified Financial Planner, and is also the Chairman of the Board of the Company’s bank subsidiary, Two River Community Bank.  Mr. Parton is currently a director of Kuehne Chemical Co., Inc. and a life trustee of Monmouth University.  Mr. Parton was a director of Foodarama Supermarkets, Inc. (ASE: FSM) until 2006.
Mr. Parton will receive a stipend of $86,000 for his service as Interim President and CEO, and will not receive board fees during the time that he is serving is such capacity.
A copy of the Company’s press release announcing Mr. Davall’s retirement and Mr. Parton’s appointment is attached hereto as Exhibit 99.
Item 8.01.  Other Events.
Also, on December 22, 2008, the Company announced that
●	William D. Moss, 51, will be promoted to Executive Vice President of Community Partners, effective January 1, 2009. He will continue as Senior Lending Officer of Community Partners, and will continue as President, CEO and Director of Two River Community Bank.

●
Michael J. Gormley, 53, will be promoted to Executive Vice President of Community Partners, effective January 1, 2009.  He will retain his current positions as Chief Operating Officer and Chief Financial Officer of both Community Partners and Two River Community Bank.

A copy of the Company’s press release announcing Mr. Moss’ and Mr. Gormley’s appointments is attached hereto as Exhibit 99.
Item 9.01.  Financial Statements and Exhibits.
            (d)        Exhibits.
                         99        Press Release of Community Partners Bancorp, dated December 22, 2008

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Date: December 22, 2008	By:	/s/ Michael J. Gormley
Name: Michael J. Gormley
Title: Senior Vice President, CFO & COO

EXHIBIT INDEX

Exhibit No.	Title

99	Press Release of Community Partners Bancorp, dated December 22, 2008